UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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Filed by a Party other than the Registrant    ☐
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☐    Preliminary Proxy Statement
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☐    Definitive Proxy Statement
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☑    Soliciting Material under §240.14a-12
OMNOVA SOLUTIONS INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Important Information
On July 3, 2019, OMNOVA Solutions Inc. (the "Company") announced it had entered into an Agreement and Plan of Merger with Synthomer plc ("Synthomer"), Spirit USA Holdings Inc., and Synthomer USA LLC, pursuant to which the Company would merge with Spirit USA Holdings Inc., a wholly-owned subsidiary of Synthomer, subject to shareholder and regulatory approvals and other customary conditions (the "Transaction").
In connection with the Transaction, on August 27, 2019, the Company distributed a supplemental frequently asked questions document to its employees.
The document is reproduced below.

Supplemental Questions collected through August 16, 2019

1.	Can you provide any guidance on Synthomer’s plans for OMNOVA’s business units, market segments, manufacturing footprint or geographies?
As we’ve previously stated, for various legal and regulatory reasons, Synthomer is generally not able to share its integration plans with us. We are encouraged by Synthomer’s stated interest in continuing to grow by leveraging OMNOVA’s many strengths, including our broad product portfolio, our innovation capabilities, and our best-in-class process technology. We expect that Synthomer will communicate its plans soon after the transaction closes.

2.	Can you provide any guidance on where OMNOVA business units will fall in the Synthomer organization or to whom OMNOVA employees will report after the transaction?
Synthomer has publicly stated that it expects OMNOVA’s CAST, Oil & Gas, and Elastomers businesses to sit within Synthomer’s Functional Solutions unit, OMNOVA’s Performance Additives and Paper and Carpet businesses to sit within its Performance Elastomers unit, and its Laminates & Films and Coated Fabrics businesses to sit within its Industrial Specialties unit. For various legal and regulatory reasons, Synthomer and OMNOVA have not discussed Synthomer’s plans with respect to employee reporting structures, and we expect that Synthomer will communicate its plans soon after the transaction closes.

3.
In his July 31, 2019 video message to OMNOVA employees, Synthomer’s CEO said that where there is duplication and a need to streamline, Synthomer will seek to ensure that Synthomer and OMNOVA current HR policies are applied. What are those policies?

We cannot speak to Synthomer’s policies for its own employees. OMNOVA’s policies, applicable to OMNOVA employees, are available on OMNOVA’s HR SharePoint. You are encouraged to reach out to your local HR manager or business partner if you have any questions about OMNOVA’s current policies.

4.	Could you provide a status update on the transaction?
Synthomer received approval from its shareholders to acquire OMNOVA on July 31, 2019, and has successfully completed a rights offering which will fund a portion of its acquisition costs.
On July 26, 2019, OMNOVA and Synthomer each submitted a required pre-merger notification filing to U.S. regulatory agencies. On August 6, 2019, the agencies responsible for conducting merger investigations in the U.S. delivered an “early termination notice” to OMNOVA and Synthomer, which indicates that they do not intend to further investigate or object to the merger.
On August 16, 2019, we filed our preliminary proxy statement with the SEC, which is a key step toward obtaining shareholder approval for the merger. Upon clearing any comments with the SEC, we will schedule the shareholders meeting and deliver final proxy materials to shareholders.
Looking ahead, the remaining open items include receiving approval from OMNOVA shareholders for the merger, and receiving regulatory clearance for the transaction in non-U.S. jurisdictions. There are many factors affecting when shareholder approval and non-U.S. regulatory clearance may be received, but as previously stated we expect the transaction to be completed in late 2019 or early 2020. As soon as we have more definite information we will share it with you.

5.	What happens to the OMNOVA shares that I hold in my Retirement Savings Plan (401(k)) account? Do I need to do anything to receive the merger consideration for those shares?
You do not need to do anything to receive the merger consideration for shares held in the Retirement Savings Account. Upon the closing of the merger or shortly afterwards, any OMNOVA shares held in the Retirement Savings Plan will be automatically converted into the right to receive the merger consideration ($10.15) for each share held. Once the OMNOVA shares in your Retirement Savings Plan account are converted to cash, these funds will be reinvested into the Retirement Savings Plan’s default investment option.

6.	What are the tax consequences to me when OMNOVA shares held in my Retirement Savings Plan (401(k)) account are converted to cash at the closing of the merger?
Generally speaking:

•
as long as the cash you receive remains in your Retirement Savings Plan account and is reinvested into the Plan’s investment options (as it will be by default), the conversion to cash should not be taxable;

•	if you choose to take a distribution from the Retirement Savings Plan after the closing of the merger, you could become subject to significant income tax consequences and early distribution penalties.

You should consult with a tax advisor to discuss your personal tax consequences.

7.	Is my benefit under the Company’s pension protected?
There are federal regulations that govern defined benefit plans like the Consolidated Pension Plan. Pension laws in the U.S. require pension plans to operate a trust fund which actually pays your pension benefit, and the Plan is in a strong funding position with over $200 million in assets at November 30, 2018. Additionally, federal law generally provides that vested benefits under a defined benefit plan cannot be modified or eliminated. U.S. pension laws and regulations would continue to apply to the Plan even if the merger occurs.

8.	Is there an opportunity for a one-time payout of my pension benefit?
The Plan does not currently provide an option for a one-time payout of pension benefits, and the Company cannot materially amend its benefits plans under the terms of the merger agreement.

Important Disclosures
Forward-Looking Statements
Forward-looking statements within this disclosure are being made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning the Company’s intent to consummate the Transaction with Synthomer. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the Transaction may not be consummated in a timely manner, if at all; (ii) the risk that the definitive merger agreement may be terminated in circumstances that require the Company to pay Synthomer a termination fee; (iii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (iv) the effect of the announcement of the proposed Transaction on the Company’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; (v) risks related to obtaining the requisite consents to the proposed Transaction, including, without limitation, the receipt of approval from the Company’s shareholders, the timing (including possible delays) and receipt of regulatory clearance from governmental authorities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental authority may deny any such approval; and (vi) the conditions of the capital markets during the period covered by the forward-looking statements. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2018, and its subsequent quarterly reports on Form 10-Q. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.
Additional Information
In connection with the proposed Transaction, the Company intends to file with the United States Securities and Exchange Commission (the “SEC”) a proxy statement, the definitive version of which will be sent or provided to the Company’s shareholders, and other documents relevant to the Transaction. THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE TRANSACTION. Shareholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by the Company at the SEC’s web site at www.sec.gov. Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, from the Company’s website, www.omnova.com, or by contacting the Company’s Investor Relations at (216) 682-7003.
Participants in the Solicitation
The Company, its directors and certain of its executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s investors and security holders in connection with the proposed Transaction. Information about the Company’s directors and executive officers is set forth in the Company’s proxy statement for its 2019 Annual Meeting of Shareholders and the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2018. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed Transaction will be included in the proxy statement and other documents relevant to the proposed Transaction that the Company intends to file with the SEC. These documents may be obtained for free (when they become available) as described above.